UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SJW GROUP
(Name of Registrant as Specified In Its Charter)

CALIFORNIA WATER SERVICE GROUP
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

This filing contains the following documents issued by California Water Service Group (“California Water”) in relation to California Water’s all-cash proposal to acquire SJW Group (“SJW”).

•                  a press release issued by California Water on June 6, 2018; and

•                  a memorandum regarding the findings from a survey of SJW service area voters regarding the proposed merger of SJW and Connecticut Water Service.

Forward-Looking Statements

This filing and the following documents contain forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about California Water, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: the failure to consummate the proposed transaction with SJW upon the terms set forth in California Water’s Acquisition Proposal; governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as our annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission. California Water assumes no obligation to provide public updates of forward-looking statements except to the extent required by law.

Important Additional Information

On May 31, 2018, California Water filed a definitive proxy statement with the Securities and Exchange Commission (the “Definitive Proxy Statement”) to solicit proxies in opposition to resolutions related to the pending merger between SJW and Connecticut Water Service, Inc. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. All such documents, if filed, would be available free of charge at the Securities and Exchange Commission’s website (www.sec.gov) or by directing a request to Innisfree M&A Incorporated at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

Participants in the Solicitation

California Water, its directors and certain of its officers and employees may be deemed to be participants in any solicitation of SJW stockholders in connection with the proposed transaction between California Water and SJW. Information about such participants, and a description of their direct or indirect interests, by security holdings or otherwise, is included in the Definitive Proxy Statement.

**************************************************************

California Water Commends the Unanimous Decision by San Jose City Council to Request the California Public Utilities Commission Review of Proposed SJW Group and Connecticut Water Merger

Decision Follows Concerns Voiced by San Jose Mayor

85% of SJW’s Service Area Voters Recently Polled Believe the Connecticut Water Merger Should Be Reviewed by CPUC

SAN JOSE, Calif. — June 6, 2018 — California Water Service Group (“California Water”) (NYSE: CWT) today commended the San Jose City Council on its unanimous decision to formally request that the California Public Utilities Commission (CPUC) review the proposed merger of SJW Group (“SJW”) (NYSE: SJW) and Connecticut Water Service (“Connecticut Water”) (NYSE: CTWS).  The request is the result of a motion passed by the San Jose City Council on June 5, 2018, which was approved by a vote of 11 to zero.

The request follows concerns raised by San Jose Mayor Sam Liccardo regarding “the potential harms to San Jose’s one million residents” posed by the SJW/Connecticut Water transaction and his request for the CPUC to review the proposed merger.  Mayor Liccardo outlined his concerns in a recent letter to CPUC President Michael Picker.

Separately, California Water released the results of a recent poll of registered voters living in San Jose Water’s service area1, which found that the overwhelming majority of polled voters think it is important for the CPUC to review the proposed SJW/Connecticut Water merger and many are opposed to the proposed transaction.  Specifically:

•                  85% of poll participants believe that the transaction should be reviewed by the CPUC;

•                  85% of poll participants believe that their elected officials should ask the CPUC to review the transaction;

•                  There is two-to-one opposition to the proposed SJW/Connecticut Water merger amongst participants; and

•                  Six times as many poll participants are strongly opposed to the proposed merger between San Jose Water and Connecticut Water Service compared to those who strongly support it.

A memo on the results of the poll can be found here.

“We believe the decision by the San Jose City Council yesterday, combined with Mayor Sam Liccardo’s letter and these polling results, demonstrate overwhelming concern by the San Jose community over the proposed merger between SJW and Connecticut Water,” said Martin A. Kropelnicki, President and CEO of California Water.  “In our view, California Water’s proposed common-sense combination with San Jose Water would provide significant benefits to the customers, local communities, and employees that cannot be achieved by joining forces with Connecticut Water, an East Coast utility located 3,000 miles away.  We urge San Jose Water to take note of these concerns voiced by customers and leaders in its own backyard, and question whether its proposed merger with Connecticut Water is truly in the best interests of the customers and communities it serves.”

1  Survey of 582 registered voters living in the San Jose Water service area conducted by Goodwin Simon Strategic Research between May 24 and June 4, 2018 for California Water Service.  The margin of error for this study is +/- 4% at a 95% confidence level. Results are reflective of sentiment among voters living in the San Jose Water Service area only. This poll is not, and is not intended to be, reflective of the sentiment or vote intention of San Jose Water stockholders with respect to the SJW Group/Connecticut Water transaction.

About California Water Service Group

California Water Service Group is the parent company of California Water Service, Washington Water Service, New Mexico Water Service, Hawaii Water Service, CWS Utility Services, and HWS Utility Services. Together, these companies provide regulated and non-regulated water service to approximately 2 million people in more than 100 California, Washington, New Mexico, and Hawaii communities. California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: the failure to consummate the proposed transaction with SJW upon the terms set forth in California Water’s proposal; governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as our annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission. California Water assumes no obligation to provide public updates of forward-looking statements except to the extent required by law.

Important Additional Information

On May 31, 2018, California Water filed a definitive proxy statement with the Securities and Exchange Commission (the “Definitive Proxy Statement”) to solicit proxies in opposition to resolutions related to the pending merger between SJW Group and Connecticut Water Service, Inc. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. All such documents, if filed, would be available free of charge at the Securities and Exchange Commission’s website (www.sec.gov) or by directing a request to Innisfree M&A Incorporated at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

Participants in the Solicitation

California Water, its directors and certain of its officers and employees may be deemed to be participants in any solicitation of SJW Group stockholders in connection with the proposed transaction between California Water and SJW Group. Information about such participants, and a description of their direct or indirect interests, by security holdings or otherwise, is included in the Definitive Proxy Statement.

Investor Contacts

Thomas Smegal

(408) 367-8200

Innisfree M&A Incorporated

Scott Winter

(212) 750-5833

Media Contacts

Shannon Dean

(408) 367-8243

Sard Verbinnen & Co

Meghan Gavigan/David Isaacs

(415) 618-8750

MEMORANDUM

June 5, 2018

TO:	INTERESTED PARTIES

FROM:	PAUL GOODWIN
Goodwin Simon Strategic Research

RE:	Findings from Survey of San Jose Water Service Area Voters Regarding Proposed Merger of San Jose Water and Connecticut Water Service[1]

A recent Goodwin Simon Strategic Research poll of registered voters in the San Jose Water service area found  two-to-one opposition to a proposed merger between San Jose Water and Connecticut Water Service among voters with an opinion on the merger. In fact, nearly six times more San Jose Water service area voters strongly oppose the proposed merger than strongly support it.

In addition, 85% of San Jose Water service area voters want the California Public Utilities Commission (CPUC) to review the proposed merger between San Jose Water and Connecticut Water Service.  Similarly, 85% of San Jose Water service area voters want their elected officials to ask the CPUC to review the proposed merger with Connecticut Water Service.

There is no significant variation in response to these questions by gender, age, income, homeowner status, or political party.

These findings are from an online and telephone survey of 582 registered voters in the San Jose Water service area conducted for California Water Service between May 24 and June 4, 2018. The margin of error for this study is +/- 4% at a 95% confidence level.

1 Results are reflective of sentiment among voters living in the San Jose Water Service area only. This poll is not, and is not intended to be, reflective of the sentiment or vote intention of San Jose Water stockholders with respect to the SJW Group/Connecticut Water transaction.

P.O. Box 366 Culver City, CA 90232 310/210-8984

email:  paulg@goodwinsimon.com website: www.goodwinsimon.com